UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 9, 2017

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 13, 2017, Pendrell Corporation (the "Company") repurchased 2,432,923 shares of the Company’s Class A Common Stock ("Class A Stock") from Highland Crusader Offshore Partners, L.P. ("Crusader") at a price of $6.55 per share, subject to possible adjustment if, on or before August 15, 2017, the Company buys or sells a substantial number of shares of Class A Stock for a higher price. Absent adjustment, the aggregate repurchase price will be $15,935,645.65.

Crusader is an accredited institutional investor. The Company is not affiliated with Crusader, its beneficial owners or any party who manages or controls Crusader.

The Company’s repurchase of Class A Stock from Crusader is described in more detail in a Stock Redemption Agreement, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 8.01 Other Events.

On March 10, 2017, the Board of Directors (the "Board") of the Company approved and recommended that the Company’s shareholders approve a 1-for-100 reverse stock split (the "Reverse Split") of the Company’s shares of Class A Stock and Class B common stock (collectively, the "Common Stock"). If approved by the shareholders at the Company’s 2017 annual meeting of shareholders, the Reverse Split will be effective at the close of trading on June 30, 2017 (the "Effective Date"), the Company’s Articles of Incorporation will be amended as of the Effective Date to reflect the Reverse Split, and any shareholder who holds less than 100 shares of Common Stock immediately prior to the Reverse Split will receive a cash payment in lieu of their fractionalized shares.

The Board approved the Reverse Split based on a recommendation from a special committee of the Board’s independent directors (the "Committee"). The Committee recommended the Reverse Split to enable the Company to terminate the registration of the Class A Stock under the Securities Exchange Act of 1934 as amended (the "Exchange Act"), and cease to be a reporting company under the Exchange Act if, after the Reverse Split, there are fewer than 300 record holders of Class A Stock. This de-registration will eliminate the expenses related to the disclosure, reporting and compliance requirements of the Exchange Act and related federal securities laws and regulations. The Board may abandon the proposed Reverse Split at any time prior to the Effective Date if the Board determines that it is no longer in the best interests of the Company or its shareholders.

If shareholders approve the Reverse Split, the Company anticipates termination of registration and termination of NASDAQ listing as soon as practicable after the Effective Date.

Important Information for Shareholders: This Current Report on Form 8-K may be deemed soliciting material regarding the proposed amendment to the Company’s Articles of Incorporation to effect the Reverse Split, which amendment will be submitted to the Company’s shareholders for their consideration and approval at the Company’s 2017 annual meeting of shareholders. The Company intends to file with the Securities and Exchange Commission ("SEC") a proxy statement relating to that meeting as well as a Schedule 13E-3. All shareholders are advised to read the definitive proxy statement and Schedule 13E-3 carefully when these documents become available. Shareholders may obtain a free copy of the definitive proxy statement and Schedule 13E-3 (when available) at the SEC’s website at www.sec.gov.

Forward-Looking Statements: This Current Report on Form 8-K may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as "may," "will," "could," "should," "anticipates," "believes," "estimates," "expects," "intends," "plans" and similar expressions, and include statements relating to the timing and proposals to be considered at the Company’s 2017 annual meeting of shareholders, the Company’s deregistration of its shares, and elimination of the Company’s reporting obligations if the Reverse Split is approved by shareholders and there are fewer than 300 holders of record of Class A Stock following the Reverse Split. Forward-looking statements included in this report are based on information available to the Company on the date of this report. Such forward-looking statements involve assumptions, risks, uncertainties and other factors that could cause actual events to differ materially from those matters expressed in or implied by such forward-looking statements. Some of those risks, uncertainties and factors are beyond the control of the Company and include, but are not limited to, the Company’s ability to obtain shareholder approval of the proposed amendment to the Company’s Articles of Incorporation to effect the Reverse Split, an increase in costs for the Reverse Split, and the effectiveness of the Reverse Split transaction in reducing the number of record holders of Class A Stock to below 300.

On March 10, 2017, at the recommendation of the Committee, the Board also authorized a share repurchase plan (the "Repurchase Plan") for up to one million shares of Class A Stock. The Repurchase Plan contemplates the repurchase of shares from time to time at prevailing market prices, through open market or privately negotiated transactions, pursuant to one or more plans established pursuant to Rule 10b5-1 under the Exchange Act. The Committee recommended the Repurchase Plan, and the Board approved the Repurchase Plan, to provide shareholders with an opportunity for liquidity prior to the Effective Date of the Reverse Split. The Repurchase Plan does not require the Company to repurchase any minimum number of shares, and may be suspended, discontinued or modified at any time, for any reason and without notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

March 13, 2017	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Stock Redemption Agreement